UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2014, Relypsa, Inc. (the “Company”) entered into a multi-year Manufacturing and Supply Agreement (the “Agreement”) with DSM Fine Chemicals Austria NFG GMBH & CO. KG (“DSM Fine Chemicals”). Under the Agreement, DSM Fine Chemicals has agreed to manufacture and supply for commercial sale the active pharmaceutical ingredient (“API”) for patiromer, the Company’s lead product candidate. In addition, DSM Fine Chemicals has agreed to improve its manufacturing facility to meet its obligations under the Agreement and it will be the exclusive owner of all facility improvements. The Company has agreed to purchase certain quantities of API and reimburse DSM Fine Chemicals up to a specified amount for the facility improvements.

The Agreement is effective as of May 14, 2014 and terminates on May 14, 2021 unless earlier terminated. The Company may extend the term of the Agreement for an additional three years with notice delivered to DSM Fine Chemicals at least 24 months prior to the expiration of the Agreement. The Agreement may be terminated (i) by the Company with notice if it abandons development or commercialization of patiromer or fails to obtain regulatory approval from the U.S. Food and Drug Administration, or with 12 months’ notice and without cause after DSM Fine Chemicals’ manufacture and release of a certain quantity of API; (ii) by DSM Fine Chemicals with 24 months’ notice and without cause after its manufacture and release of a certain quantity of API; and (iii) by either party with notice for the other party’s uncured material breach, insolvency, liquidation, bankruptcy or dissolution.

The Agreement contains, among other provisions, customary representations and warranties by the Company and DSM Fine Chemicals, grants of certain limited license rights related to either party’s intellectual property in connection with the manufacturing and supply of API, certain indemnification rights in favor of both parties and customary confidentiality provisions.

The foregoing description of the material terms of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2014. The Company intends to seek confidential treatment for certain portions of the Agreement pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2014	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Ronald A. Krasnow
Senior Vice President, General Counsel